UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2008 (August 21, 2008)
Date of Report (Date of earliest event reported)

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5047 Robert J Mathews Parkway, Suite 400 El Dorado Hills, California 95762
(Address of principal executive offices)

(916) 941-1403
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director

Pursuant to the terms of the Share Exchange Agreement that closed on July 24, 2008, Mr. John P. Thornton resigned as a directory of the Company effective August 21, 2008.  There were no disagreements between Mr. Thornton and the Company regarding any matter relating to the Company’s operations, policies, practices, or otherwise.

(d)           Appointment of Directors

In addition, upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder, and in connection with the terms of the Share Exchange Agreement that closed on July 24, 2008, the appointments of Mr. Tareq Risheq, Mr. Norman W. Collins, and Mr. Robert J. Legendre as new members of the Company’s board of directors, became effective on August 14, 2008.  Additional information regarding the above-mentioned directors are set forth below under the section titled “Management” of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC.
(Registrant)

Date: August 26, 2008	/s/ Daniel R. Ash
Name: Daniel R. Ash
Title: Chief Executive Officer